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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No.1) of Perot Systems Corporation of our reports dated March 4, 1999 relating to the financial statements and financial statement schedule, which appear in Perot Systems Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.



                                           /s/ Pricewaterhouse Coopers LLP



Dallas, Texas
February 10, 2000